UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 25, 2014

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K
CURRENT REPORT

Item 5.02.    Compensatory Arrangements of Certain Officers.

Annual Incentive Compensation Program

On February 25, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of W. R. Grace & Co. (“Grace”) approved the Grace Annual Incentive Compensation Program (the “AICP”) applicable to Grace’s principal executive officer, Grace’s principal financial officer and the other Grace executive officers (the “Named Executive Officers”) named in the Summary Compensation Table in the Grace 2013 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 27, 2014 (the “Grace 2013 Form 10-K”).

The amount of an individual’s payment under the AICP is discretionary and is based upon: the individual’s AICP target amount; the size of the AICP incentive pool; and the individual’s performance during the one-year performance period. The size of the AICP incentive pool is determined based on two Grace performance measures as follows:

•
80% of the aggregate AICP incentive pool (the “Adjusted EBIT Pool”) funding is based on the amount of Grace Adjusted EBIT for the one-year performance period, calculated as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Analysis of Operations” in the Grace 2013 Form 10-K, which calculation is incorporated herein by reference.

•
20% of the aggregate AICP incentive pool (the “Cash Pool”) funding is based on the amount of Grace Adjusted Free Cash Flow for the one-year performance period calculated as net cash provided by or used for operating activities minus capital expenditures plus the net cash flow from costs related to Chapter 11, cash paid to resolve contingencies subject to Chapter 11, accelerated payments under defined benefit pension arrangements, and expenditures for asbestos-related items.

The Compensation Committee has discretion to adjust the performance objectives or establish the AICP incentive pool or decrease or increase the size of the AICP incentive pool regardless of whether performance objectives are achieved or exceeded.
The amount of the AICP incentive pool will be the sum of the amount funded in the Adjusted EBIT Pool and the amount funded in the Cash Pool. The funding of each pool is determined independently by reference to the Adjusted EBIT and Adjusted Free Cash Flow performance targets set forth in the Grace Annual Operating Plan for the one-year performance period as follows:
Adjusted EBIT Target

Percentage Funded in Adjusted EBIT Pool* (%)	Actual Grace Performance as a Percentage of Adjusted EBIT Target (%)
200	115.50 or above
150	105.00
100	100
39	94.97
0	93.40 or below
_______________________
* Actual amount funded to the Adjusted EBIT Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in table.

Adjusted Free Cash Flow Target

Percentage Funded in Cash Pool (%)(1)(2)	Actual Grace Performance as a Percentage of Cash Target (%)
200	118 or above
150	108
100	100
50	93
0	below 93
________________________

(1)	Actual amount funded to the Cash Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in table.

(2)
Notwithstanding the forgoing, actual Grace performance as a percentage of the Adjusted EBIT performance target must equal or exceed 95% or the Cash Pool will not be funded, even if the Adjusted Free Cash Flow performance targets set forth in the table are met or exceeded.

The AICP Targets of the Named Executive Officers are as follows:

Named Executive Officer	AICP Target as Percent of Base Salary Actually Paid During Performance Period (%)
A. E. Festa	100
H. La Force III	80
G. E. Poling	90
M. A. Shelnitz	70
P. K. Wagoner	70

Chapter 11 Emergence Bonus

On February 3, 2014, the joint plan of reorganization (the “Joint Plan”) filed by Grace and certain other parties with the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) became effective, concluding Grace’s status as a debtor under Chapter 11. The Joint Plan as confirmed by the Bankruptcy Court provides $6 million for the payment of special cash bonuses to Grace executives, including the Named Executive Officers. On February 25, 2014, the Committee determined to pay emergence bonuses to the Named Executive Officers in the following amounts:

Named Executive Officer	Emergence Bonus ($)
A. E. Festa	1,500,000
H. La Force III	750,000
G. E. Poling	750,000
M. A. Shelnitz	1,000,000
P. K. Wagoner	250,000

Grace expects that the emergence bonuses will be paid in March 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark Shelnitz
Mark Shelnitz
Secretary

Dated: February 27, 2014